As filed with the Securities and Exchange Commission on July 24, 2003

                                       REGISTRATION NOS. 333-01297 and 333-22169
==============================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                             -----------------------

                  POST-EFFECTIVE AMENDMENTS NO. 2 AND NO. 1 TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        PARAMETRIC TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                             04-2866152
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)

                140 Kendrick Sreet, Needham, Massachusetts 02494
   (Address and telephone number of registrant's principal executive offices)



                        1997 INCENTIVE STOCK OPTION PLAN,
               as merged with and into and administered under the
                           2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                               Aaron C. von Staats
                 Senior Vice President, General Counsel & Clerk
                        Parametric Technology Corporation
                               140 Kendrick Street
                          Needham, Massachusetts 02494
                     (Name and address of agent for service)

                                 (781) 370-5000
          (Telephone number, including area code, of agent for service)


--------------------------------------------------------------------------------

                    AMENDMENT OF INCENTIVE STOCK OPTION PLAN

         Registrant hereby amends both its Registration Statement on Form S-8 (Commission File No. 333-01297) filed with the Securities and Exchange Commission (the "Commission") on February 28, 1996, as amended by Post-Effective Amendment No. 1 filed on February 21, 1997 (the "Original Registration Statement"), and its Registration Statement on Form S-8 (Commission File No. 333-22169) filed with the Commission on February 21, 1997 (the "Second Registration Statement"), to reflect the merger of the Registrant's 1997 Incentive Stock Option Plan (the "1997 Plan") with and into the Registrant's 2000 Equity Incentive Plan (the "Equity Plan"), as approved by the Board of Directors on February 15, 2001. At the time of the merger, 5,164,150 shares of our common stock that previously had been registered on the Original Registration Statement had not been issued and an aggregate of 6,772,350 shares (as adjusted to reflect the one-for-one stock dividend on all issued and outstanding shares of Common Stock (excluding shares held in our treasury) declared by our Board of Directors on February 12, 1998 and effective on March 6, 1998) that previously had been registered on the Second Registration Statement had not been issued. The Equity Plan was effective as of February 10, 2000, the date on which it was approved by our stockholders. The rights and privileges of holders of outstanding options under the 1997 Plan continue to be governed by the 1997 Plan. As a result of the merger, 11,936,500 shares of our common stock that previously had been available for issuance under the 1997 Plan, which includes shares subject to outstanding options originally issued under the 1997 Plan that may expire or terminate unexercised or that may be forfeited, are available for issuance under the Equity Plan, provided that no such shares may be issued under the Equity Plan (a) to any non-employee director or (b) in the form of any type of award other than stock options.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendments No. 2 and No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, on the 22nd day of July, 2003.


                        PARAMETRIC TECHNOLOGY CORPORATION


                                    By:   /s/ C. Richard Harrison
                                       -----------------------------------------
                                          C. Richard Harrison
                                          Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Thomas L. Beaudoin, Aaron C. von Staats, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         WITNESS our hands and common seal on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                           Title                     Date

(i) Principal Executive Officer:

/s/ C. Richard Harrison             Chief Executive Officer,       July 22, 2003
----------------------------------  President and Director
C. Richard Harrison

(ii) Principal Financial
 and Accounting Officer:

/s/ Cornelius F. Moses, III         Executive Vice President and   July 22, 2003
----------------------------------  Chief Financial Officer
Cornelius F. Moses, III

(iii) Board of Directors:

/s/ Noel G. Posternak               Chairman of the                July 22, 2003
---------------------------------   Board of Directors
Noel G. Posternak

/s/ Robert N. Goldman               Director                       July 22, 2003
---------------------------------
Robert N. Goldman

/s/ Donald K. Grierson              Director                       July 22, 2003
---------------------------------
Donald K. Grierson

/s/ Oscar B. Marx, III              Director                       July 22, 2003
---------------------------------
Oscar B. Marx, III

/s/ Michael E. Porter               Director                       July 22, 2003
---------------------------------
Michael E. Porter